Press Release	Exhibit 99.1

UPDATED PRESS RELEASE
Trans World Entertainment Corporation
Announces Agreement to Sell FYE Segment
ALBANY, NY (January 23, 2020) – Trans World Entertainment (Nasdaq – TWMC, “TWEC” or the “Company”) a leading specialty retailer of entertainment and pop culture merchandise with stores in the United States and Puerto Rico, primarily under the name fye, for your entertainment, and on the web at www.fye.com  and www.secondspin.com, announced today that it has entered into a definitive Asset Purchase Agreement with a subsidiary of Sunrise Records and Entertainment Ltd. (“Sunrise”), the parent of Sunrise Records in Canada and HMV Records in the United Kingdom, to sell substantially all of the assets of the Company’s wholly owned subsidiary, Record Town, Inc. (the retail, music, film, video and popular business constituting the For Your Entertainment (“FYE”) segment of the Company’s business), for $10 million in cash, subject to a net inventory and other adjustments, plus the assumption of certain liabilities (the “Transaction”).
The Transaction follows a process in which the Company’s board of directors explored strategic alternatives available to the Company.  The Transaction was unanimously approved by the Company’s board of directors.
The Transaction is expected to close in the first quarter of 2020, subject to the satisfaction or waiver of customary closing conditions set forth in the purchase agreement, including the receipt of certain third party consents and the approval by at least two-thirds of the Company’s stockholders. The Company will call and hold a stockholders’ meeting seeking to obtain this approval. The Company will use all of the proceeds from the Transaction to repay outstanding indebtedness and satisfy other unassumed liabilities.
The Company will continue to operate its business in the ordinary course until the Transaction closes, and thereafter Sunrise anticipates keeping substantially all of the current FTE employees. Following the closing, the Company plans to focus on the operation of its wholly owned subsidiary, etailz, Inc.
The description of the Transaction contained herein is only a summary; further details on the Transaction are contained in the Company’s report on Form 8-K filed on or about the date of this press release.  More information on the Transaction will be included in a proxy statement that the Company intends to file with the Securities and Exchange Commission (the “SEC”) and distribute to stockholders.  Such proxy statement will include information regarding the timing of the stockholders’ meeting to consider approval of the Transaction.
Additional Information and Where to Find It
In connection with its Transaction, the Company expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant materials concerning the Transaction. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the Transaction. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT FOR THE TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. All such documents, when filed, are available without charge at the SEC’s website (http://www.sec.gov), at the Company’s website at http://www.twec.com/investors or by sending a written request to the Company’s Corporate Secretary, 38 Corporate Circle, Albany, NY 12203.

Participants in the Solicitation
The Company and certain of its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding the interests of the Company’s participants is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 and the Company’s proxy statement, filed with the SEC on May 29, 2019 (as supplemented), for its 2019 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction.
Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the Transaction. The statements contained in this document that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, those regarding the transactions contemplated by the Asset Purchase Agreement. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:
•	the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock;
•
the failure to satisfy any of the conditions to the consummation of the Transaction, including the adoption of the purchase agreement by the Company’s stockholders and the receipt of third party consents;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Asset Purchase Agreement;
•	the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally;
•	risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Transaction;
•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against the Company related to the Transaction,
•	unexpected costs, charges, expenses, liabilities or delays in the consummation of the Transaction;
•	the Company’s ability to operate as a going-concern following the closing of the Transaction; and
•	other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this report or elsewhere might not occur.